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                                  Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
Commercial Net Lease Realty, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/S/ KPMG LLP


Orlando, Florida
March 26, 2001